Exhibit 10.10

                               PROMISSORY NOTE

$____________                                                 December __, 1998


          FOR VALUE RECEIVED, PRICE ENTERPRISES, INC., a Maryland corporation ("Borrower"), hereby promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Lender") the principal sum of __________________ dollars ($_____________) or such lesser aggregate unpaid amount of all Advances made by Lender under the Commitment pursuant to the Credit Agreement, together with interest on the unpaid principal balance hereof at the rate (or rates) determined in accordance with the Credit Agreement from the date such principal is advanced until it is paid in full. It is contemplated that there will be advances and payments under this Promissory Note from time to time, but no advances or payments under this Promissory Note (including payment in full of the unpaid balance of principal hereof prior to maturity) shall affect or impair the validity or enforceability of this Promissory Note as to future advances hereunder.

          Reference is made to the Revolving Credit Agreement dated as of the same date as this Promissory Note by and among Borrower, the Lenders named therein, and Wells Fargo Bank, National Association, as Agent (as amended, supplemented or modified from time to time, the "Credit Agreement"). Capitalized terms defined in the Credit Agreement and not otherwise defined in this Promissory Note are used in this Promissory Note with the meanings given the terms in the Credit Agreement. This Promissory Note is one of the Notes referred to in and governed by the Credit Agreement, which Credit Agreement, among other things, contains provisions for the acceleration of the maturity hereof and for the payment of certain additional sums to Lender upon the happening of certain stated events.

          The principal amount of this Promissory Note, if not sooner paid as required pursuant to the Credit Agreement, will be due and payable, together with all accrued and unpaid interest and other amounts due and unpaid under the Credit Agreement, on the Maturity Date.

          Interest on the Advances is payable in arrears on the first Business Day of each month during the term of the


                                   EXHIBIT E
                                   ---------
                                  Page 1 of 3

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Credit Agreement, commencing with the first Business Day of the first calendar month to begin after the date of this Promissory Note. Interest will be computed on the basis of the actual number of days elapsed in the period during which interest accrues and a year of three hundred sixty (360) days. The Credit Agreement provides for the payment by Borrower of various other charges and fees, in addition to the interest charges described in the Credit Agreement, as set forth more fully in the Credit Agreement.

          All payments of any amount becoming due under this Promissory Note shall be made in the manner provided in the Credit Agreement, in Dollars.

          Upon and after the occurrence of an Event of Default, unless such Event of Default is waived as provided in the Credit Agreement, this Promissory Note may, at the option of Requisite Lenders and without demand, notice or legal process of any kind, be declared by Agent, and in such case immediately shall become, due and payable. Upon and after the occurrence of certain Events of Default, this Promissory Note shall, as provided in the Credit Agreement, without any action by Lenders and without demand, notice or legal process of any kind, automatically and immediately become due and payable.

          Demand for payment, presentment, protest, dishonor and notice of nonpayment and protest, notice of intention to accelerate maturity, notice of acceleration of maturity and notice of dishonor are hereby waived by Borrower.

          This Promissory Note has been delivered and accepted at San Diego, California. This Promissory Note shall be interpreted in accordance with, and the rights and liabilities of the parties hereto shall be determined and governed by, the laws of the State of California.

          In no contingency or event whatsoever shall interest charged in respect of the Advances evidenced hereby, however such interest may be characterized or computed, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable hereto. If such a court determines that Lender has received interest hereunder in excess of the highest rate applicable hereto, Lender shall,


                                   EXHIBIT E
                                   ---------
                                  Page 2 of 3
at Lender's election, either (a) promptly refund such excess interest to Borrower or (b) credit such excess to the principal balance of the outstanding Advances held by that Lender. This provision shall control over every other provision of all agreements between Borrower and Lender.

          Whenever possible each provision of this Promissory Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Promissory Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Promissory Note.


                              PRICE ENTERPRISES, INC.,
                              a Maryland corporation


                              By /s/ Jack McGrory
                                 ---------------------------------------
                                 Jack McGrory
                                 Its President and Chief
                                 Executive Officer


                              By /s/ Gary W. Nielson
                                 ---------------------------------------
                                 Gary W. Nielson
                                 Its Executive Vice President
                                 and Chief Financial Officer



                                   EXHIBIT E
                                   ---------
                                  Page 3 of 3

Schedule of Promissory Notes Signed
-----------------------------------


Lender                        Date Signed                Amount
------                        -----------                ------
Bank One, Arizona, NA         December 28, 1998       $25,000,000

AmSouth Bank                  December 28, 1998        25,000,000

Wells Fargo Bank,             December  3, 1998        50,000,000
  National Association


ALL LENDERS                                          $100,000,000
